EXHIBIT 10.24

                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

         This EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (the "Exim Agreement") is entered into as of December 27, 1999, by and among SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank") and DATAWATCH CORPORATION a Delaware corporation with its principal place of business at 900 Chelmsford Street, Tower 3, 5th Floor, Lowell, Massachusetts 01851-8100 ("Datawatch US"), DATAWATCH INTERNATIONAL LIMITED, a company registered under the laws of England and Wales with its principal place of business at 10th Floor, Maple House, High Street, Potters Bar, Hertfordshire, England EN6 5BS ("Datawatch International"), DATAWATCH EUROPE, LTD., a company registered under the laws of England and Wales with its principal place of business at The Software Centre East Way, Lee Mill Industrial Estate, Ivybridge, Plymouth, England PL21 9PE ("Datawatch Europe"), and GUILDSOFT LIMITED, a company registered under the laws of England and Wales with its principal place of business at The Software Centre East Way, Lee Mill Industrial Estate, Ivybridge, Plymouth, England PL21 9PE ("Guildsoft")(hereinafter Datawatch US, Datawatch International, Datawatch Europe and Guildsoft are referred to herein jointly and severally as the "Borrower").

                                    RECITALS

         A. Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated March 16, 1999, as affected and amended to date, including without limitation, pursuant to Loan Modification Agreement of even date (as so amended and as amended to date, the "Domestic Agreement"), together with related documents executed in conjunction therewith.

         B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Export-Import Bank of the United States (the "Exim Bank").

                                    AGREEMENT

         The parties agree as follows:

1.                DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Except as otherwise defined, terms that are capitalized in this Exim Agreement shall have the meanings assigned in the Domestic Loan Documents. As used in this Exim Agreement, the following terms shall have the following definitions:

                  "Acceptable Foreign Currency" means any one of British Pounds, the Euro, Swedish Krona, Irish Punt, Dutch Guilders, Deutsche Marks, and Italian Lire.

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to each of the entities comprising the Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing.
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                  "Advances" means any loans or other extensions of credit
         hereunder.

                  "Borrower Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement of even date between Borrower and Bank as modified by that certain letter dated November 4, 1999 from the Export-Import Bank of the United States to the Bank.

                  "Borrowing Base" means an amount equal to ninety percent (90%) of Exim Eligible Foreign Accounts which Exim Eligible Foreign Accounts
         (i) are billed and collected by each of the entities comprising the Borrower in the United States or United Kingdom and (ii) if payable in an Acceptable Foreign Currency, Borrower has made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts, provided however that such percentage shall be reduced to (A) eighty (80%) percent with respect to Exim Eligible Foreign Accounts which (i) are billed and collected by the Borrower in the United States or United Kingdom, (ii) are billed in British Pounds and (iii) Borrower has not made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts, and (B) seventy (70%) percent with respect to Exim Eligible Foreign Accounts which (i) are billed and collected by the Borrower in the United States or United Kingdom (ii) are billed in any Acceptable Foreign Currency other than British Pounds and (iii) Borrower has not made arrangements satisfactory to the Bank in its sole discretion with respect to a hedge on such Exim Eligible Foreign Accounts.

                  "Collateral" is the property described on EXHIBIT A.

                  "Domestic Agreement" has the meaning set forth in recital paragraph A.

                  "Domestic Loan Documents" means the Domestic Agreement and all instruments, documents, and agreements executed in connection with the Domestic Agreement.

                  "Exim Bank" means Export-Import Bank of the United States.

                  "Exim Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and administration of the Exim Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; and Bank's reasonable attorneys' fees and expenses incurred in enforcing or defending the Exim Loan Documents, whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

                  "Exim Committed Line" means a credit extension of up to Two Million Dollars ($2,000,000.00).

                  "Exim Eligible Foreign Accounts" means those Accounts payable in United States Dollars that arise in the ordinary course of each of the entities comprising the Borrower's respective businesses which are derived from eligible exports under the Borrower Agreement originating from the United States and (i) with respect to which the account debtor is not a resident of the United States; (ii) that have been validly assigned or pledged to Bank in a manner satisfactory to the Bank giving the Bank a first priority perfected security interest, or its equivalent, in such Accounts, (iii) that are billed and collected in the United States or the United Kingdom, (iv) that either (A) the Bank pre-approves on a case by case basis or (B) are supported by letter(s) of credit acceptable to Bank, and (v) comply with all of Borrower's representations and warranties to Bank; standards of eligibility may be fixed revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:

                  (a) Accounts with a term in excess of ninety (90) days;

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                  (b) Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

                  (c) Accounts with respect to an account debtor, fifty percent (50%) or more of whose Accounts the account debtor has failed to pay within ninety (90) days of the original date of invoice;

                  (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

                  (e) Accounts with respect to which an invoice has not been sent;

                  (f) Accounts with respect to which the account debtor is an Affiliate, officer or director of Borrower;

                  (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (as such term is defined in the Borrower Agreement);

                  (h) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;

                  (i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor.

                  (j) Accounts with respect to which the account debtor has disputed liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (k) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all Accounts, only to the extent such obligations exceed such percentage, except as approved in writing by Bank;

                  (l) Accounts generated by the sale of products purchased for military purposes or that are due and payable from a military Buyer;

                  (m) Accounts, if any, generated by sales of inventory which constitutes defense articles or defense services;

                  (n) Accounts payable in currency other than Dollars or an Acceptable Foreign Currency, except as may be approved in writing by the Bank and the Exim Bank;

                  (o) Accounts which are due and owing and the collection of which must be made outside the United States or United Kingdom;

                  (p) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

                  (q) Accounts which are not "Eligible Export-Related Accounts Receivable", as such term is defined in the Borrower Agreement.

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                  "Exim Guarantee" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

                  "Exim Loan Documents" means, collectively, this Exim Agreement, the Domestic Loan Documents, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

                  "Exim Maturity Date" means the earliest of (i) the Maturity Date under the Domestic Loan Documents, or (ii) the date which is one day prior to one (1) year from the date of this Exim Agreement.

                  "Guarantor" means jointly and severally each of Datawatch International Ltd, Datawatch Europe Limited, and Guildsoft Ltd.

                  "Note" is defined in Section 2.1.1.

                  "Obligations" shall mean all debts, principal, interest, Exim Bank Expenses arising under the Exim Loan Documents, the Domestic Loan Documents, and other amounts Borrower owes Bank now or later, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

                  "Responsible Officer" means each of the Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Borrower.

2. LOAN AND TERMS OF PAYMENT

2.1.1 Revolving Advances. Subject to the terms and conditions of this Exim Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed the Exim Committed Line or the Borrowing Base, whichever is less, minus the then outstanding principal balance of the Advances.

         To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as EXHIBIT B.

         Whenever Borrower desires an Advance, Datawatch US will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT C hereto together with any additional documentation required under the Borrower Agreement, including without limitation, as set forth in Section 2.03 of the Borrower Agreement. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement based upon instructions received from a Responsible Officer of Datawatch US or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer of Datawatch US or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account. Amounts borrowed pursuant to this Section 2.1.1 may be repaid at any time and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

                  Only Datawatch US may request Advances hereunder. Notwithstanding the foregoing, each Borrower hereunder shall be obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Each Borrower acknowledges and agrees that, to the extent the other Borrower has or may have certain rights of subrogation or reimbursement against the other for claims arising out of this Exim Agreement, that those rights are hereby waived.

2.2 Overadvances. If, at any time or for any reason, the amount of Obligations pursuant to this Exim Agreement owed by Borrower to Bank pursuant to Section
2.1.1 of this Exim Agreement is greater than the lesser of

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(i) the Borrowing Base or (ii) the Exim Committed Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rate. Except as set forth in Section 2.3(b), or as specified to the contrary in any Loan Document, any Advances under this Exim Agreement shall bear interest, on the average daily balance, at a rate equal to the Prime Rate plus one percent (1.0%) per annum.

(b) Default Rate. All Obligations shall bear interest, after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5%) percentage points above the interest rate that applied immediately prior to the occurrence of the Event of Default.

(c) Payments. Interest hereunder shall be due and payable on the first (1st) day of each month. Bank shall, at its option, charge such interest, all Exim Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Exim Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.

(d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Exim Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4 Crediting Payments. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 12:00 p.m. (noon) Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

2.5 Fees. Borrower shall pay to Bank the following fees:

         (a) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

         (b) Exim Fee. A facility fee equal to Thirty Thousand Dollars ($30,000.00), which fee shall be due and fully earned upon the Closing Date; and

         (c) Exim Bank Expenses. On the Closing Date, Exim Bank Expenses incurred through the Closing Date and, after the Closing Date, all Exim Bank Expenses as they become due, if any.

2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

         (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

         (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

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         (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall promptly notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.7 Term. This Exim Agreement shall become effective once duly executed and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Exim Maturity Date, on which date all Obligations shall become immediately due and payable. Notwithstanding the foregoing, Bank shall have the right to terminate this Exim Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding any termination of this Exim Agreement, Bank's security interest in all of the Collateral and all of the terms and provisions of this Exim Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.

2.8 Use of Proceeds. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is subject to the following conditions:

         (a) timely receipt by Bank of the Payment/Advance Form as provided in
         Section 2.1;

         (b) timely receipt by Bank of a Borrowing Base Certificate as defined in the Borrower Agreement;

         (c) receipt of guaranties by the Guarantor(s) in form and substance satisfactory to the Bank;

         (d) the Exim Guarantee shall be in full force and effect; and

         (e) the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

         The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.1. The initial Advance shall be further subject to the precondition that the Bank obtain a field audit of the Collateral satisfactory to the Bank in its discretion, the costs of which shall be borne by the Borrower.

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4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations (which Obligations shall include, without limitation, all obligations of the Borrower to the Bank under the Domestic Loan Documents) and in order to secure prompt performance by Borrower of each of its covenants and duties under the Exim Loan Documents and Domestic Loan Documents. Except for Permitted Liens or as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral, with the exception of Exim Eligible Foreign Accounts (but only to the extent any Advances are actually made by the Bank to the Borrower based upon such Exim Eligible Foreign Accounts), is subject to and subordinate to the security interest granted to the Bank in the Domestic Agreement with respect to the Collateral.

4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Exim Loan Documents.

4.3 Right to Inspect. Each of Bank and Exim Bank (through any of their respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. The Bank may, in its discretion, elect to inspect the books and records of any one or more of the Guarantors at the chief executive office of Datawatch US and the Borrower shall cooperate with the Bank in such regard and make the books and records of each of the Guarantors available to the Bank at such location upon reasonable prior notice. In addition to the foregoing, Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that (i) such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing, and (ii) Bank may, in its discretion, elect to conduct such audits of any one or more of the Guarantors at the chief executive office of Datawatch US and the Borrower shall cooperate with the Bank in such regard and make the pertinent books and records of each of the Guarantors available to the Bank at such location upon reasonable prior notice . Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith. The initial Advance hereunder shall be subject to a field audit satisfactory to the Bank in its discretion, the costs of which shall be borne by the Borrower.

5. REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants as follows:

5.1 Domestic Loan Documents. The representations and warranties contained in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.

6. AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of the Obligations, each Borrower shall do all of the following:

6.1 Domestic Loan Documents. Borrower shall comply in all respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and which shall include, without limitation, compliance with the financial reporting requirements set forth in
Section 6.2 and the financial covenants set forth in Section 6.7of the Domestic Agreement. In addition, the Borrower shall deliver to the Bank when a request for an Advance is made and within twenty five (25) days of the end of each month during

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which any Advances are outstanding or a request for an Advance is made, an aged listing of accounts receivable together with a Borrowing Base Certificate in the form annexed hereto as EXHIBIT D. In addition to the foregoing, each of Datawatch International, Datawatch Europe, and Guildsoft shall remit monthly to the United States all proceeds of collected Accounts, net of reasonable and customary operating expenses of each of Datawatch International, Datawatch Europe, and Guildsoft.

6.2 Terms of Sale. Borrower shall cause all sales of products upon which Advances are based to be on open account to creditworthy buyers that have been preapproved in writing by Bank.

6.3 Borrower Agreement. Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.11 and/or 2.18 of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

6.4 Notice in Event of Filing of Action for Debtor's Relief. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

6.5 Payment in Dollars. Borrower shall require payment in United States Dollars or an Acceptable Foreign Currency subject to the terms and conditions of this Exim Agreement for all of its products, except as the Exim Bank has authorized and agreed in the Borrower Agreement, or otherwise agrees in writing hereafter.

6.6 Further Assurances. At any time and from time to time Borrower shall (i) execute and deliver such further instruments, (ii) take such further action as may reasonably be requested by Bank, and (iii) deliver such additional information, reports, contracts, invoices and other data concerning the Collateral as may reasonably be requested by Bank, all of the foregoing in furtherance of the purposes of this Exim Agreement.

7. NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Advance hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

7.1 Domestic Loan Documents. Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

7.2 Loans to Shareholders or Affiliates. Without Exim Bank's prior written consent, make any loans to any shareholder or entity affiliated with Borrower other than loans from Datawatch US to one or more of the Guarantors in the ordinary course of its business. As used in this Section 7.2, the term "loan" does not include salary, reasonable rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower's business.

7.3 Borrower Agreement. Violate or otherwise fail to comply with any provision of the Borrower Agreement, including without limitation the negative covenants set forth in Section 2.15.

7.4 Exim Guarantee. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

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8. EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Exim Agreement:

8.1 Payment Default. If Borrower fails to pay within three (3) days of when due, any of the Obligations;

8.2 Covenant Default; Cross Default. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Domestic Loan Documents, the Borrower Agreement, or the Exim Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement and as to any such failure, neglect, or Event of Default that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

8.3 Guaranty. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections , 8.6, or 8.7 of the Domestic Agreement shall occur with respect to any Guarantor;

8.4 Exim Guarantee. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

8.5 Cross-Default. The occurrence of any Event of Default (as defined in the Domestic Loan Documents) with respect to the Domestic Loan Documents.

9. BANK'S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following all of which are authorized by the Borrower:

         (a) Declare all Obligations, whether evidenced by this Exim Agreement, the Domestic Loan Documents, or by any of the other Exim Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section of the Domestic Agreement, all Obligations shall become immediately due and payable without any action by Bank);

         (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Exim Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

         (d) Notify customers of Borrower or other third parties to pay amounts owing to Borrower directly to the Bank;

         (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

         (f) Without notice to the Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

         (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, to the extent required for Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

         (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate; and

         (i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law.

         Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2 Exim Direction. Upon the occurrence of an Event of Default, Exim Bank shall have a right to: (i) direct Bank to exercise the remedies specified in Section
9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

9.3 Exim Notification. Bank shall have the right to immediately notify Exim Bank in writing if it has knowledge of the occurrence of any of the following events:
(1) any failure to pay any amount due under this Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower; (4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

9.4 Remedies Cumulative. Bank's rights and remedies under this Exim Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.5 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

9.6 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.7 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of the Domestic Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.8 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.9 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

         The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11. WAIVERS; INDEMNIFICATION

11.1 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Exim Agreement, and (b) all losses or Exim Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Exim Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12. NOTICES

         Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13. GENERAL PROVISIONS

13.1 Successors and Assigns. This Exim Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Exim Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's obligations, rights and benefits hereunder.

13.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Exim Agreement.

13.3 Severability of Provisions. Each provision of this Exim Agreement shall be severable from every other provision of this Exim Agreement for the purpose of determining the legal enforceability of any specific provision.

13.4 Amendments in Writing. This Exim Agreement cannot be changed or terminated orally. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Exim Agreement, if any, are merged into this Exim Agreement.

13.5 Counterparts. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Exim Agreement.

13.6 Survival. All covenants, representations and warranties made in this Exim Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
11.1 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.7 Countersignature. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

         IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as of the date first above written.

                                 DATAWATCH CORPORATION


                                 By:  /s/ Bruce R. Gardner
                                    ------------------------------------------
                                 Name: Bruce R. Gardner
                                      ----------------------------------------
                                 Title: President and Chief Executive Officer
                                       ---------------------------------------

                                 DATAWATCH INTERNATIONAL LIMITED


                                 By: /s/ Bruce R. Gardner
                                    ------------------------------------------
                                 Name: Bruce R. Gardner
                                      ----------------------------------------
                                 Title: Director
                                       ---------------------------------------

                                 DATAWATCH EUROPE LTD.


                                 By: /s/ Bruce R. Gardner
                                    ------------------------------------------
                                 Name: Bruce R. Gardner
                                      ----------------------------------------
                                 Title: Director
                                       ---------------------------------------

                                 GUILDSOFT LTD.


                                 By: /s/ Bruce R. Gardner
                                    ------------------------------------------
                                 Name: Bruce R. Gardner
                                      ----------------------------------------
                                 Title: Director
                                       ---------------------------------------

                                 SILICON VALLEY BANK, d/b/a SILICON VALLEY EAST


                                 By: /s/ James C. Maynard
                                    ------------------------------------------
                                 Name: James C. Maynard
                                      ----------------------------------------
                                 Title: Senior Vice President
                                       ---------------------------------------

                                 SILICON VALLEY BANK


                                 By: /s/ Heidi Fetty
                                    ------------------------------------------
                                 Name: Heidi Fetty
                                      ----------------------------------------
                                 Title: Assistant Vice President
                                       ---------------------------------------
                                 (Signed in Santa Clara County, California)

                                    EXHIBIT A
                                    ---------


         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods, equipment, inventory, contract rights, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

         Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                    EXHIBIT B
                                    ---------

                            Revolving Promissory Note
                              (Export-Import Line)


$2,000,000.00     December 27, 1999

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower, up to a maximum principal amount of Two Million Dollars ($2,000,000.00), plus interest on the aggregate unpaid principal amount of such Advances, at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the first calendar day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on December 27, 2000, or on such earlier date, as provided for in the Loan Agreement.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Bank all reasonable costs and reasonable expenses including all reasonable attorneys' fees, incurred in such collection or in any suit or action to collect this Note or in any appeal thereof, unless a final court of competent jurisdiction finds that the Bank acted with gross negligence or willful misconduct. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         The law of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE OR THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL

INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


                                 DATAWATCH CORPORATION


                                 By:  _____________________________________

                                 Name: ____________________________________

                                 Title:  __________________________________


                                 DATAWATCH INTERNATIONAL LIMITED


                                 By:  _____________________________________

                                 Name:  ___________________________________

                                 Title:  __________________________________

                                 DATAWATCH EUROPE LTD.


                                 By:  _____________________________________

                                 Name:  ___________________________________

                                 Title:  __________________________________

                                 GUILDSOFT LTD.


                                 By:  _____________________________________

                                 Name:  ___________________________________

                                 Title:  __________________________________

                                    EXHIBIT C
                                    ---------

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION               DATE: ______________________

FAX#: (781) 431-0755                               TIME: ______________________
================================================================================

FROM:_____________________________________________________________________
        CLIENT NAME (BORROWER)

REQUESTED BY:__________________________________________________________________
                     AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: _________________________________________________________

PHONE NUMBER:__________________________________________________________________

FROM ACCOUNT #______________________________ TO ACCOUNT#_______________________

REQUESTED TRANSACTION TYPE                  REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                $__________________________________
PRINCIPAL PAYMENT (ONLY)                    $__________________________________
INTEREST PAYMENT (ONLY)                     $__________________________________
PRINCIPAL AND INTEREST (PAYMENT)            $__________________________________

OTHER INSTRUCTIONS: ___________________________________________________________
_______________________________________________________________________________

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

================================================================================

--------------------------------------------------------------------------------
                                 BANK USE ONLY:

TELEPHONE REQUEST:
------------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

------------------------------------------- ------------------------------------
        Authorized Requester                              Phone #

------------------------------------------- ------------------------------------
         Received by (Bank)                               Phone #

                       -----------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT D
                                    ---------

                           BORROWING BASE CERTIFICATE

                               COLLATERAL SCHEDULE
                          (FOREIGN A/R LINE OF CREDIT)

------------------------------------------------------------------------------------
Borrower:  Datawatch Corporation                      Lender:  Silicon Valley Bank
           Datawatch International Limited                     3003 Tasman Drive
           Datawatch Europe Ltd.                               Santa Clara, CA 95054
           Guildsoft Ltd.
           900 Chelmsford Street, Tower 3, 5th Floor
           Lowell, Massachusetts 01851-8100

Commitment Amount:         $2,000,000.00
------------------------------------------------------------------------------------

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES

1.       Accounts Receivable Book Value as of ____________________  $__________
2.       Additions (please explain on reverse)                      $__________
3.       TOTAL FOREIGN ACCOUNTS RECEIVABLE                          $__________

ACCOUNTS RECEIVABLE DEDUCTIONS

1.       Term in excess of 90 days                                  $__________
2.       Amounts over 60 days from due date of invoice              $__________
3.       Balance of 50% over 90 day accounts                        $__________
4.       Excess 25% Concentration                                   $__________
5.       Accounts not payable in the U.S.                           $__________
6.       Governmental and Military Accounts                         $__________
7.       Contra Accounts                                            $__________
8.       Promotion, Demo or Consignment Accounts                    $__________
9.       Intercompany/Employee and Affiliate Accounts               $__________
10.      Accounts in the form of L/Cs, if subject items have
         not yet been shipped by Borrower                           $__________
11.      Accounts, if any, arising from Inventory not originally
         located in and shipped from the U.S.                       $__________
12.      Accounts arising from the sale of defense articles
         or items                                                   $__________
13.      Accounts of buyers located in or from countries in
         which shipment is prohibited or no coverage available      $__________
14.      Amounts due and collectable outside U.S.                   $__________
15.      Other exclusions under Borrower Agreement or otherwise     $__________
16.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                       $__________
17.      Eligible Accounts (No. 3 - No. 19)                         $__________
18.      Loan Value of Accounts (90% of No. 20)*                    $__________

*only if account payable in US Dollars or Acceptable Foreign Currency and currency risk hedged, 80% for accounts in British Pounds where currency risk is not hedged and 70% for other Acceptable Foreign Currencies where currency risk is not hedged

BALANCES

1.       Maximum Loan Amount                                       $2,000,000.00
2.       Total Funds Available [Lesser of #22 or #21]               $__________
3.       Present balance owing on Line of Credit                    $__________
4.       Outstanding under Sublimits                                $__________
5.       RESERVE POSITION (No. 23 minus No. 24 and No. 25)          $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Borrower Agreement, executed by Borrower and acknowledged by Lender, and the Export-Import Bank Loan and Security Agreement, executed by Borrower and acknowledged by Lender dated December 27, 1999, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreement. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, equipping or renting commercial space outside the United States; (d) supporting research and development; (e) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States; or (f) serving as a retainage or warranty bond. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of any of the following: (a) items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

DATAWATCH CORPORATION


By:_______________________________________

Name:_____________________________________
         Chief Financial Officer

Date:_____________________________________


DATAWATCH INTERNATIONAL LIMITED

By:  _____________________________________

Name:  ___________________________________

Title:  __________________________________

DATAWATCH EUROPE LTD.


By:  _____________________________________

Name:  ___________________________________

Title:  __________________________________



GUILDSOFT LTD.


By:  _____________________________________

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

Name:  ___________________________________

Title:  __________________________________


                                        =================================
                                                 BANK USE ONLY
                                        =================================
                                        RECEIVED BY:____________________
                                        DATE:________________
                                        VERIFIED BY:____________________




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